Exhibit 16
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Ladies and Gentlemen,
We agree with the statements of McJunkin Red Man Holding Corporation in its registration statement on Form S-l on page 165 in response to Item 304 of Regulation S-K.
/s/ SCHNEIDER DOWNS & CO., INC.
Columbus, Ohio
August 18, 2008